As filed with the Securities and Exchange Commission on October 17, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACLARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0571712 (I.R.S. Employer Identification Number)

640 Lee Road, Suite 200

Wayne, PA 19087

(484) 324-7933

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Neal Walker

President and Chief Executive Officer

Aclaris Therapeutics, Inc.

640 Lee Road, Suite 200

Wayne, PA 19087

(484) 324-7933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf	Kamil Ali-Jackson
Brent B. Siler	Chief Legal Officer
Mark Ballantyne	Aclaris Therapeutics, Inc.
Cooley LLP	640 Lee Road, Suite 200
11951 Freedom Drive	Wayne, PA 19087
Reston, VA 20190	(484) 324-7933
(703) 456-8000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-214384

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b—2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.00001 par value per share	$17,815,540	$2,159.24

(1)          The registrant previously registered securities at an aggregate offering price not to exceed $300,000,000 on a Registration Statement on Form S-3 (File No. 333-214384), which was initially filed by the registrant on November 2, 2016 and declared effective on November 14, 2016 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $17,815,540 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such Registration Statements.

(2)          Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including any and all prospectus supplements and all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (File No. 333-214384), which was initially filed by the registrant on November 2, 2016 and declared effective on November 14, 2016, and is being filed solely for the purpose of registering an additional $17,815,540 of the Company’s securities.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

UNDERTAKING

The registrant hereby certifies to the Securities and Exchange Commission that (i) it has instructed its bank to pay the Securities and Exchange Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on October 18, 2018); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than October 18, 2018.

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1

Power of Attorney (included in registrant’s Registration Statement on Form S-3 (File No. 333-214384) initially filed with the Securities and Exchange Commission on November 2, 2016 and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on the 17th day of October, 2018.

ACLARIS THERAPEUTICS, INC.

By:	/s/ Neal Walker
Neal Walker
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neal Walker	President, Chief Executive Officer and Director	October 17, 2018
Neal Walker	(Principal Executive Officer)

/s/ Frank Ruffo	Chief Financial Officer	October 17, 2018
Frank Ruffo	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	October 17, 2018
Stephen A. Tullman

*	Director	October 17, 2018
Christopher Molineaux

*	Director	October 17, 2018
Anand Mehra, M.D.

*	Director	October 17, 2018
William Humphries

Director
Andrew Powell

Director
Bryan Reasons

/s/ Andrew Schiff	Director	October 17, 2018
Andrew Schiff

*Pursuant to power of attorney

By:	/s/ Neal Walker
Neal Walker
Attorney-in-fact

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